As filed with the Securities and Exchange Commission on June 13, 2014

Registration No.  333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MICRONET ENERTEC TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	27-0016420 (I.R.S. Employer Identification No.)

28 West Grand Avenue, Suite 3
Montvale, NJ 07645
Telephone: (201) 225-0190
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

David Lucatz
President and Chief Executive Officer
Micronet Enertec Technologies, Inc.
28 West Grand Avenue, Suite 3
Montvale, NJ 07645
201-225-0190
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Oded Har-Even, Esq.
Howard E. Berkenblit, Esq.
Shy S. Baranov, Esq.
Zysman, Aharoni, Gayer and Sullivan & Worcester LLP
1633 Broadway
New York, NY 10019
Telephone: (212) 660-3000
Facsimile: (212) 660-3001

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement, as determined by market and other conditions.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer:        ☐                                                                           Accelerated filer: ☐
Non-accelerated filer:          ☐                                                                           Smaller reporting company: ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount To Be Registered (2)	Proposed Maximum Offering Price Per Unit (2)(3)	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.001 par value			(2)
Warrants to purchase Common Stock			(2)
Units			(2)
Total			$30,000,000	(3)(4)	$3,864	(5)

(1)
There are being registered under this registration statement such indeterminate number of shares of common stock, number of warrants to purchase shares of common stock, and a combination of such securities, separately or as units, as may be sold by the registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed $30,000,000.  The securities registered hereunder also include such indeterminate number of shares of common stock as may be issued upon conversion, exercise or exchange of warrants that provide for such conversion into, exercise for or exchange into shares of common stock.  Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.  In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the shares of common stock being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	Not required to be included in accordance with General Instruction II.D. of Form S-3 and Rule 457(o).

(3)
The proposed maximum offering price per unit and the proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(4)
Estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act.  The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $30,000,000.

(5)	Calculated pursuant to Rule 457(o) based on the proposed maximum aggregate offering price.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed.  These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.  This preliminary prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion. Dated June __, 2014.

PROSPECTUS

$30,000,000

COMMON STOCK
WARRANTS
UNITS

We may from time to time sell common stock, warrants to purchase common stock, and units of such securities, in one or more offerings for an aggregate initial offering price of $30,000,000. We refer to the common stock, the warrants to purchase common stock and the units collectively as the securities. This prospectus describes the general manner in which our securities may be offered using this prospectus.  We may sell these securities to or through underwriters or dealers, directly to purchasers or through agents. We will set forth the names of any underwriters, dealers or agents in an accompanying prospectus supplement.  You should carefully read this prospectus and any accompanying supplements before you decide to invest in any of these securities.

Our common stock is traded on the Nasdaq Capital Market, or Nasdaq, under the symbol “MICT.”

Investing in the securities involves risks. See “Risk Factors” beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _____, 2014

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents incorporated by reference, or to which we have referred you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus and any prospectus supplement in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus.  Our business, financial condition, results of operations and prospects may have changed since such date.

As used in this prospectus, the terms the “Company”, “we”, “us” and “our” mean Micronet Enertec Technologies, Inc., unless otherwise indicated.

All dollar amounts refer to U.S. dollars unless otherwise indicated.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $30,000,000. This prospectus describes the securities we may offer and the general manner in which our securities may be offered by this prospectus. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

OUR COMPANY

This summary highlights information contained in the documents incorporated herein by reference. Before making an investment decision, you should read the entire prospectus, and our other filings with the SEC, including those filings incorporated herein by reference, carefully, including the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

We operate through two Israeli-based subsidiaries, Enertec Systems 2001 Ltd, or Enertec, our wholly-owned subsidiary, and Micronet Ltd, or Micronet, of which we currently own 58.6% of its outstanding share capital. Enertec and Micronet develop, manufacture, integrate and globally market rugged computers, tablets and computer-based systems and instruments for the commercial, defense and aerospace markets. Our products, solutions and services are designed to perform in severe environments and battlefield conditions.

Micronet operates in the commercial Mobile Resource Management, or MRM, market. It designs, develops, manufactures and sells rugged mobile computing devices that provide fleet operators and field workforces with computing solutions in challenging work environments. Micronet’s vehicle cabin installed and portable tablets are designed to increase workforce productivity, enhance corporate efficiency and customer service by offering computing power and communication capabilities. Its products provide fleet operators with visibility into vehicle location, fuel usage, speed and mileage and allow the installation of software applications and communication integration enabling the users to manage the drivers in various aspects such as: driver identification, hours working report, customer/organization working procedures and protocols, rout management and navigation based on tasks and time schedule. End users may also receive real time messages for various services such as pickup and delivery, repair and maintenance, status reports, alerts, notices relating to start and ending of work, digital forms, issuing and printing of invoices and payments.

Enertec operates in the Defense and Aerospace markets and designs, develops, manufactures and supplies various customized military computer-based systems, simulators, automatic test equipment and electronic instruments. Enertec’s solutions and systems are designed according to major aerospace integrators’ requirements and market technological needs and are integrated by them into critical systems such as command and control, missile fire control, maintenance of military aircraft and missiles for use by the Israeli Air Force, Israeli Navy and by non-Israeli defense entities.

Our Corporate Information

Our executive offices in the United States are located at 28 West Grand Avenue, Suite 3, Montvale, NJ 07645. Our telephone number is (201) 225-0190. Our executive offices in Israel are located at 27 Hamezuda Street, Azur 5800171, Israel, P.O. Box 193, 5810101. Our telephone number in Israel is 972 (3) 533-5126.

RISK FACTORS

An investment in our securities involves significant risks. You should carefully consider the risk factors contained in any prospectus supplement and in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as well as all of the information contained in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein, before you decide to invest in our securities. Our business, prospects, financial condition and results of operations may be materially and adversely affected as a result of any of such risks.  The value of our securities could decline as a result of any of these risks.  You could lose all or part of your investment in our securities. Some of our statements in sections entitled “Risk Factors” are forward-looking statements.  The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, prospects, financial condition and results of operations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents we incorporate by reference contain forward-looking statements within the meaning of the federal securities laws regarding our business, financial condition, expenditures, results of operations and prospects. Words such as “expects,” “anticipates,” “intends,” “plans,” “planned expenditures,” “believes,” “seeks,” “estimates”, “may”, “will”, “should” or the negative thereof or other similar expressions or variations of such words are intended to identify forward-looking statements, but are not deemed to represent an all-inclusive means of identifying forward-looking statements as denoted in this prospectus, any prospectus supplement and the documents we incorporate by reference.  Additionally, statements concerning future matters are forward-looking statements.

Although forward-looking statements in this prospectus, any prospectus supplement and the documents we incorporate by reference reflect the good faith judgment of our management, such statements can only be based on facts and factors known by us as of such date. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements.  Factors that could cause or contribute to such differences in results and outcomes include, without limitation, those specifically addressed under the heading “Risk Factors” herein and in the documents we incorporate by reference, as well as those discussed elsewhere in this prospectus and any prospectus supplement.  Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus, any prospectus supplement or the respective documents incorporated by reference, as applicable.  Except as required bylaw, we undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made throughout the entirety of this prospectus, any prospectus supplement and the documents incorporated by reference, which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

USE OF PROCEEDS

Unless we otherwise indicate in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of the securities for working capital and general corporate purposes, which may include repayment of loans, expanding our sales and marketing efforts and increasing our product offerings, including through potential acquisitions or purchases of relevant licenses.

We may set forth additional information on the use of net proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific offering. Pending the application of the net proceeds, we intend to invest the net proceeds in a combination of short-term bank deposits or interest-bearing, investment-grade securities, subject to any investment policies our management may determine from time to time.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in any applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in any applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We may also include in any prospectus supplement information, where applicable, about material U.S. federal income tax consequences relating to the securities, and the securities exchange or market, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings, one or more of the following securities:

•	common stock;
•	warrants to purchase common stock; and
•	units of the securities mentioned above.

The total initial offering price of all securities that we may issue in these offerings will not exceed $30,000,000.

DESCRIPTION OF CAPITAL STOCK

The following summary is a description of the material terms of our share capital. We encourage you to read our certificate of incorporation, as amended, and amended and restated bylaws which have been filed with the SEC, as well as the provisions of the General Corporation Law of the State of Delaware, or DGCL.

General

As of the date of this prospectus, our authorized capital stock consisted of 100,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share. Our board of directors may establish the rights and preferences of the preferred stock from time to time, none of which is currently outstanding. As of the date of this prospectus, there were 5,831,246 shares of our common stock issued and outstanding.

Common Stock

Holders of our common stock are entitled to one vote per share. Our certificate of incorporation, as amended, does not provide for cumulative voting. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all of our assets which are legally available for distribution, after payment of or provision for all liabilities and the liquidation preference of any outstanding preferred stock. The holders of our common stock have no preemptive, subscription, redemption or conversion rights.

Preferred Stock

Our certificate of incorporation, as amended, provides that our board of directors is authorized to provide for the issuance of shares of preferred stock in one or more series and, by filing a certificate of designations pursuant to the applicable law of the State of Delaware, to establish from time to time for each such series the number of shares to be included in each such series and to fix the designations, powers, rights and preferences of the shares of each such series, and the qualifications, limitations and restrictions thereof. The authority of the board of directors with respect to each series of preferred stock includes, but is not limited to, determination of the following:

•	the distinctive designation of such class or series and the number of shares to constitute such class or series;
•
the rate at which dividends on the shares of such class or series shall be declared and paid or set aside for payment, whether dividends at the rate so determined shall be cumulative or accruing, and whether the shares of such class or series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so, on what terms;

•	the right or obligation, if any, of the Company to redeem shares of the particular class or series of preferred stock and, if redeemable, the price, terms and manner of such redemption;
•
the special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such class or series of preferred stock shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the Company;

•
the terms and conditions, if any, upon which shares of such class or series shall be convertible into, or exchangeable for, shares of capital stock of any other class or series, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

•
the obligation, if any, of the Company to retire, redeem or purchase shares of such class or series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligations;

•	voting rights, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of preferred stock;
•	limitations, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of preferred stock; and
•
such other preferences, powers, qualifications, special or relative rights and privileges as the board of directors may deem advisable and are not inconsistent with the law and the provisions of our certificate of incorporation, as amended.

Anti-Takeover Provisions

Delaware Law

We are subject to Section 203 of the DGCL, or Section 203. This provision generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless:

•	prior to such date, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual meeting or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation, or an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of a corporation at any time within three years prior to the time of determination of interested stockholder status; and any entity or person affiliated with or controlling or controlled by such entity or person.

The provisions of Section 203 may encourage persons interested in acquiring us to negotiate in advance with our board of directors, since the stockholder approval requirement would be avoided if a majority of the directors then in office approves either the business combination or the transaction which results in any such person becoming an interested stockholder. Such provisions also may have the effect of preventing changes in our management.

Since we have not elected to be exempt from the restrictions imposed under Section 203, we are subject to Section 203 because our shares of common stock are listed on a national securities exchange as of our listing on Nasdaq on April 29, 2013.  Unless we adopt an amendment to our certificate of incorporation, as amended, by action of our stockholders expressly electing not to be governed by Section 203, we are generally subject to Section 203, except that the restrictions contained in Section 203 would not apply if the business combination is with an interested stockholder who became an interested stockholder before the time that we listed on Nasdaq.

Section 214 of the DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our certificate of incorporation, as amended, provides otherwise. Our certificate of incorporation, as amended, does not provide for cumulative voting. These statutory provisions could delay or frustrate the removal of incumbent directors or a change in control of our Company. They could also discourage, impede, or prevent a merger, tender offer, or proxy contest, even if such event would be favorable to the interests of our stockholders.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock will be available for future issuance without stockholder approval. We may use additional shares of common stock for a variety of purposes, including future offerings to raise additional capital or as compensation to third party service providers. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Certificate of Incorporation and Amended and Restated Bylaw Provisions

Our certificate of incorporation, as amended, and amended and restated bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. In particular, the certificate of incorporation, as amended, and amended and restated bylaws, as applicable, among other things:

•
provide our board of directors with the ability to issue up to 5,000,000 shares of undesignated preferred stock and to determine the rights, preferences and privileges of such shares, without stockholder approval;

•	provide our board of directors with the ability, in certain circumstances, to alter our bylaws without stockholder approval;

•	provide our board of directors with the exclusive authority to fix the number of directors constituting the whole board; and

•	provide that vacancies on our board of directors may be filled by a majority of directors in office, although less than a quorum.

Such provisions may have the effect of discouraging a third-party from acquiring us, even if doing so would be beneficial to our stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in its policies, and to discourage some types of transactions that may involve an actual or threatened change in control of our Company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage some tactics that may be used in proxy fights. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our Company outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms. However, these provisions could have the effect of discouraging others from making tender offers for our shares that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in our management.

Transfer Agent and Registrar for Common Stock

The current transfer agent and registrar for our common stock is Transfer Online LLC.

Listing

Our common stock is listed on The NASDAQ Capital Market under the symbol “MICT”.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms we describe below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. In addition, we currently have outstanding warrants to acquire 1,012,500 shares of our common stock, as described below under “Outstanding Warrants”.

General

We may issue warrants for the purchase of common stock in one or more series. We may issue warrants independently or together with common stock, and the warrants may be attached to or separate from the common stock.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement or by warrant agreements that we will enter into directly with the purchasers of the warrants. If we evidence warrants by warrant certificates, we will enter into a warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent, if any, in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants may be purchased or exercised;
•	if applicable, the terms of the common stock with which the warrants are issued and the number of warrants issued with such common stock;
•	if applicable, the date on and after which the warrants and the related common stock will be separately transferable;
•	the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
•	the manner in which the warrants may be exercised, which may include by cashless exercise;
•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of shares of common stock issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreement and warrants may be modified;
•	the material U.S. federal income tax consequences of holding or exercising the warrants;
•	the terms of the common stock issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the common stock purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the number of shares of common stock that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M., Eastern U.S. time, on the expiration date that we set forth in the applicable prospectus supplement.  After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering to the warrant agent or us the warrant certificate or warrant agreement representing the warrants to be exercised together with specified information, and by paying the required amount to the warrant agent or us in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate or in the warrant agreement and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent or us in connection with such exercise.

Upon receipt of the required payment and the warrant certificate or the warrant agreement, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, at our offices or at any other office indicated in the applicable prospectus supplement, we will issue and deliver the common stock purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate or warrant agreement are exercised, then we will issue a new warrant certificate or warrant agreement for the remaining amount of warrants.

Enforceability of Rights by Holders of Warrants

If we appoint a warrant agent, any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Outstanding Warrants

We issued in the past warrants to purchase shares of our common stock.  The following is a summary of certain terms and provisions of the Warrants and is not complete and is subject to, and qualified in its entirety by the provisions of the form of the Warrant, which was previously filed with the SEC by the Company.

Exercisability.  The Warrants are exercisable immediately and at any time up to April 23, 2018. The Warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). The holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants.

Cashless Exercise.  In the event that a registration statement covering shares of common stock underlying the Warrants, or an exemption from registration, is not available for the resale of such shares of common stock underlying the Warrants, the holder may, in its sole discretion, exercise the Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, elect instead to receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Warrant. In no event shall we be required to make any cash payments or net cash settlement to the registered holder in lieu of issuance of common stock underlying the Warrants. A registration statement is currently effective that covers the shares underlying the warrants.

Exercise Price.  The initial exercise price per share of common stock purchasable upon exercise of the Warrants is $6.25. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Fundamental Transaction.  If, at any time while the warrants are outstanding, (1) we consolidate or merge with or into another corporation and we are not the surviving corporation, (2) we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets, (3) any purchase offer, tender offer or exchange offer (whether by us or another individual or entity) is completed pursuant to which holders of our shares of common stock are permitted to sell, tender or exchange their shares of common stock for other securities, cash or property and has been accepted by the holders of 50% or more of our outstanding shares of common stock, (4) we effect any reclassification or recapitalization of our shares of common stock or any compulsory share exchange pursuant to which our shares of common stock are converted into or exchanged for other securities, cash or property, or (5) we consummate a stock or share purchase agreement or other business combination with another person or entity whereby such other person or entity acquires more than 50% of our outstanding shares of common stock, each, a Fundamental Transaction, then upon any subsequent exercise of the Warrants, the holders thereof will have the right to receive the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant shares then issuable upon exercise of the Warrant, and any additional consideration payable as part of the Fundamental Transaction.

Rights as a Stockholder.  Except as otherwise provided in the Warrants or by virtue of such holder's ownership of shares of our common stock, the holder of a Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Transfer Agent and Registrar for Warrants

The current transfer agent and registrar for the outstanding Warrants is Continental Stock Transfer & Trust Company.

Listing

Our Warrants are listed on NASDAQ Capital Market under the symbol “MICTW”.

DESCRIPTION OF UNITS

We may issue, in one or more series, units consisting of common stock and warrants for the purchase of common stock.  While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement.  The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus forms a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units.  The following summary of material terms and provisions of the units is subject to, and qualified in its entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units.  We urge you to read the applicable prospectus supplement related to the particular series of units that we may offer under this prospectus and the complete unit agreement and any supplemental agreements that contain the terms of the units.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.  Thus, the holder of a unit will have the rights and obligations of a holder of each included security.  The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

•	the designation and terms of the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;
•	any provisions of the governing unit agreement that differ from those described herein; and
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants,” will apply to each unit and to any common stock or warrant included in each unit, respectively.

We may issue units in such amounts and in such distinct series as we determine.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	through agents to the public or to investors;
•	to one or more underwriters for resale to the public or to investors;
•
to the extent we are eligible, in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	directly to investors in privately negotiated transactions;
•	directly to a purchaser pursuant to what is known as an “equity line of credit” as described below; or
•	through a combination of these methods of sale.

The securities that we distribute by any of these methods may be sold, in one or more transactions, at:

•	a fixed price or prices, which may be changed;
•	market prices prevailing at the time of sale;
•	prices related to prevailing market prices; or
•	negotiated prices.

The accompanying prospectus supplement will describe the terms of the offering of our securities, including:

•	the name or names of any agents or underwriters;
•	any securities exchange or market on which the common stock may be listed;
•	the purchase price and commission, if any, to be paid in connection with the sale of the securities being offered and the proceeds we will receive from the sale;
•	any options pursuant to which underwriters may purchase additional securities from us;
•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
•	any public offering price; and
•	any discounts or concessions allowed or reallowed or paid to dealers.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities offered by the prospectus supplement. We may change from time to time the public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may also sell securities pursuant to an “equity line of credit”. In such event, we will enter into a common stock purchase agreement with the purchaser to be named therein, which will be described in a Current Report on Form 8-K that we will file with the SEC. In that Form 8-K, we will describe the total amount of securities that we may require the purchaser to purchase under the purchase agreement and the other terms of purchase, and any rights that the purchaser is granted to purchase securities from us. In addition to our issuance of shares of common stock to the equity line purchaser pursuant to the purchase agreement, this prospectus (and the applicable prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part) also covers the resale of those shares from time to time by the equity line purchaser to the public. The equity line purchaser will be considered an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Its resales may be effected through a number of methods, including without limitation, ordinary brokerage transactions and transactions in which the broker solicits purchasers and block trades in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction.  The equity line purchaser will be bound by various anti-manipulation rules of the SEC and may not, for example, engage in any stabilization activity in connection with its resales of our securities and may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

We may sell our securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of our common stock, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may provide underwriters and agents with indemnification against civil liabilities related to offerings pursuant to this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the underwriters or agents may make with respect to these liabilities. Underwriters and agents may engage in transactions with, or perform services for, us in the ordinary course of business. We will describe such relationships in the prospectus supplement naming the underwriter or agent and the nature of any such relationship.

Rules of the SEC may limit the ability of any underwriters to bid for or purchase securities before the distribution of the shares of common stock is completed. However, underwriters may engage in the following activities in accordance with the rules:

•
Stabilizing transactions — Underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.

•
Options to purchase additional stock and syndicate covering transactions — Underwriters may sell more shares of our common stock than the number of shares that they have committed to purchase in any underwritten offering. This creates a short position for the underwriters. This short position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ option to purchase additional shares in any underwritten offering. The underwriters may close out any covered short position either by exercising their option or by purchasing shares in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through their option. Naked short sales are short sales in excess of the option. The underwriters must close out any naked position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the shares that could adversely affect investors who purchase shares in the offering.

•
Penalty bids — If underwriters purchase shares in the open market in a stabilizing transaction or syndicate covering transaction, they may reclaim a selling concession from other underwriters and selling group members who sold those shares as part of the offering.

Similar to other purchase transactions, an underwriter’s purchases to cover the syndicate short sales or to stabilize the market price of our common stock may have the effect of raising or maintaining the market price of our common stock or preventing or mitigating a decline in the market price of our common stock. As a result, the price of the shares of our common stock may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of shares if it discourages resales of the shares.

If commenced, the underwriters may discontinue any of these activities at any time.

Our common stock is traded on Nasdaq.  One or more underwriters may make a market in our common stock, but the underwriters will not be obligated to do so and may discontinue market making at any time without notice. We cannot give any assurance as to liquidity of the trading market for our common stock.

Any underwriters who are qualified market makers on Nasdaq may engage in passive market making transactions in that market in the common stock in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Zysman, Aharoni, Gayer and Sullivan & Worcester LLP, New York, New York, will pass upon the validity of the securities offered pursuant to this prospectus.

EXPERTS

The consolidated financial statements of the Company as of and for the year ended December 31, 2013, incorporated in this prospectus by reference to our annual report on Form 10-K for the fiscal year ended December 31, 2013, have been audited by Ziv Haft, BDO member firm, an independent registered public accounting firm, as stated in their report incorporated by reference herein, and have been so incorporated in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting and information requirements of the Exchange Act and as a result file periodic reports and other information with the SEC. These periodic reports and other information will be available for inspection and copying at the SEC’s public reference room and the website of the SEC referred to below. We also make available on our website under “IR”, free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such materials with or furnish them to the SEC.  Our website address is http://micronet-enertec.com. This reference to our website is an inactive textual reference only, and is not a hyperlink. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to the securities.

We have filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the shares of our common stock, warrants and units offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.

You may read and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549, on official business days during the hours of 10:00 am to 3:00 pm. You may also obtain copies of this information by mail from the public reference section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information regarding the operation of the public reference room by calling the SEC at 1 (800) SEC-0330. The SEC also maintains a website that contains reports and other information about issuers, like us, who file electronically with the SEC. The address of that website is http://www.sec.gov. This reference to the SEC’s website is an inactive textual reference only, and is not a hyperlink.

INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

We have filed or may file the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

(1)          Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the SEC on March 19, 2014;

(2)          Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014, as filed with the SEC on May 15, 2014;

(3)           Our Current Reports on Form 8-K, as filed with the SEC on January 6, 2014, May 7, 2014, June 6, 2014 and June 11, 2014; and

(4)          The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on March 27, 2013, including any amendments and reports filed for the purpose of updating such description.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the filing of the registration statement of which this prospectus forms a part and prior to its effectiveness and (2) until all of the securities to which this prospectus relates has been sold or the offering is otherwise terminated, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Exchange Act, will be deemed to be incorporated by reference in this prospectus and any accompanying prospectus supplement and to be a part hereof from the date of filing of such documents.

We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this prospectus. To request a copy of any or all of these documents, you should write or telephone us at 28 West Grand Avenue, suite 3 Montvale New Jersey , 07645, Attention: Mrs. Tali Dinar, CFO Micronet Enertec Technologies, Inc. (int’l) + 972 (52) 338-4033 E-mail: tali@micronet-enertec.com.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following is a statement of approximate expenses to be incurred by the Company in connection with the distribution of the securities registered under this registration statement:

Amount
SEC registration fee	$3,864
Printing	6,000
Legal fees and expenses	15,000
Miscellaneous	15,136
Total	$40,000

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Delaware law generally permits the Company to indemnify its directors, officers, employees and agents.  A Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. With respect to actions by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit is brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.  To the extent that a former or present director or officer is successful, on the merits or otherwise, in defense of any action, suit, or proceeding subject to the Delaware corporate statute’s indemnification provisions, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Delaware law provides that expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation.  A Delaware corporation has the discretion to decide whether or not to advance expenses, unless provided otherwise in its certificate of incorporation or by-laws.

The Company’s Amended and Restated Bylaws provide that it shall indemnify its directors and officers to the fullest extent authorized under Delaware law, and that the Company will advance expenses to any officer or director in advance of the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the Company.

ITEM 16.	EXHIBITS.

The exhibits filed with this registration statement are set forth on the “Exhibit Index” set forth elsewhere herein.

ITEM 17.	UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(A)          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B)           That, for the purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montvale, New Jersey on June 13, 2014.

MICRONET ENERTEC TECHNOLOGIES, INC.

By:	/s/ David Lucatz
Name: David Lucatz
Title: President, Chief Executive Officer and Chairman of the Board

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of David Lucatz and Tali Dinar, and each of them acting singly, as his or her true and lawful attorney-in-fact and agent, each with full power of substitution, for the undersigned in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Lucatz	President, Chief Executive Officer and Chairman of the Board (principal executive officer)	June 12, 2014
David Lucatz

/s/ Tali Dinar	Chief Financial Officer and Secretary (principal financial and accounting officer)	June 12, 2014
Tali Dinar

/s/ Jeffrey P. Bailos	Director	June 12, 2014
Jeffrey P. Bailos

/s/ Miki Balin	Director	June 12, 2014
Miki Balin

/s/ Jacob Berman	Director	June 12, 2014
Jacob Berman
	Director	June __, 2014
Chezy Ofir

EXHIBIT INDEX

Exhibit No.	Description
1.1**	Form of equity Underwriting Agreement in connection with the offering of any securities.
4.1
Composite copy of the Certificate of Incorporation of the Registrant, as amended (Incorporated by reference to Exhibit 3.1 of our Post-Effective Amendment no. 1 to our Registration Statement on Form S-1 (File No. 333-185470), filed with the Securities and Exchange Commission on June 12, 2014).

4.2
Amended and Restated Bylaws of the Registrant (Incorporated by reference to Exhibit 3.5 of Amendment No. 2 to our Registration Statement on Form S-1 (File No. 333-185470), filed with the Securities and Exchange Commission on March 18, 2013).

4.3**	Form of Warrant Agreement, including form of Warrant.
5.1*	Opinion of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP.
23.1*	Consent of Ziv Haft, BDO member firm.
23.2*	Consent of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP (contained in Exhibit 5.1).
24.1*	Powers of Attorney (included in the signature pages hereto).
___________________
*	Filed herewith.
**	To be filed by amendment or incorporated by reference in connection with the offering of any securities, as appropriate.